EXHIBIT 99.1
NUVEEN INVESTMENTS, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

NUVEEN INVESTMENTS, INC. & SUBSIDIARIES
Consolidated Balance Sheets
Unaudited
(in thousands)

	September 30,	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$286,259	$290,085
Cash and cash equivalents - consolidated variable interest entities	493,264	20,334
Restricted cash for debt retirement	—	201,745
Management and distribution fees receivable	113,714	109,824
Other receivables	17,683	18,532
Other receivables - consolidated variable interest entities	55,113	11,947
Furniture, equipment, and leasehold improvements, at cost less accumulated depreciation and amortization of $74,246 and $62,518, respectively	52,503	55,268
Investments	158,193	184,109
Investments - consolidated variable interest entities	3,452,944	369,583
Goodwill	2,241,945	2,239,351
Intangible assets, at cost less accumulated amortization of $195,847 and $143,212, respectively	3,071,653	3,124,288
Current taxes receivable	26	8
Other assets	18,959	25,839
Other assets - consolidated variable interest entities	3,565	3,290

Total assets	$9,965,821	$6,654,203

LIABILITIES AND EQUITY
Short-term obligations:
Debt	$—	$198,417
Accounts payable	16,713	16,809
Accrued compensation and other expenses	144,992	142,824
Fair value of open derivatives	3,107	19,885
Other short-term liabilities	7,725	10,537
Other short-term liabilities - consolidated variable interest entities	224,082	25,611

Total short-term obligations	396,619	414,083

Long-term obligations:
Debt	$3,800,520	$3,786,414
Debt- consolidated variable interest entities	3,659,295	402,748
Fair value of open derivatives	48,446	43,047
Deferred income tax liability, net	989,109	1,014,805
Other long-term liabilities	25,296	24,046

Total long-term obligations	8,522,666	5,271,060

Total liabilities	8,919,285	5,685,143

Equity:
Nuveen Investments shareholders’ equity:
Additional paid-in capital	2,864,202	2,855,934
Retained earnings/(deficit)	(1,963,456)	(1,920,815)
Appropriated retained earnings of consolidated variable interest entities	126,783	—
Accumulated other comprehensive income/(loss)	6,864	9,798

Total Nuveen Investments shareholders’ equity	1,034,393	944,917

Noncontrolling interest	12,143	24,143

Total equity	1,046,536	969,060

Total liabilities and equity	$9,965,821	$6,654,203

See accompanying notes to consolidated financial statements.

NUVEEN INVESTMENTS, INC. & SUBSIDIARIES
Consolidated Statements of Income
Unaudited
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Operating revenues:
Investment advisory fees from assets under management	$185,798	$160,187	$545,381	$445,634
Product distribution	208	71	(184)	756
Performance fees / other revenue	1,308	1,306	3,221	11,297

Total operating revenues	187,314	161,564	548,418	457,687

Operating expenses:
Compensation and benefits	74,287	70,995	227,248	188,142
Severance	3,399	764	9,998	7,459
Advertising and promotional costs	4,686	2,513	12,082	6,619
Occupancy and equipment costs	8,413	9,005	25,461	25,410
Amortization of intangible assets	17,545	20,302	52,635	52,722
Travel and entertainment	2,689	2,144	8,161	6,905
Outside and professional services	13,183	10,096	38,205	30,710
Other operating expenses	12,996	10,650	40,430	30,537

Total operating expenses	137,198	126,469	414,220	348,504

Other income/(expense)	7,250	(4,966)	21,171	(2,304)
Other income/(expense) - consolidated variable interest entities	52,431	22,132	(34,112)	93,785

Total other income/(expense)	59,681	17,166	(12,941)	91,481

Net interest income/(expense)	(79,118)	(82,126)	(235,609)	(219,186)
Net interest income/(expense) - consolidated variable interest entities	21,576	7,850	73,019	19,405

Total net interest income/(expense)	(57,542)	(74,276)	(162,590)	(199,781)

Income/(loss) before taxes	52,255	(22,015)	(41,333)	883

Income tax benefit	(7,475)	(19,004)	(27,017)	(33,959)

Net income/(loss)	59,730	(3,011)	(14,316)	34,842

Less: net income/(loss) attributable to the noncontrolling interests	65,289	386	26,873	1,098

Net income/(loss) attributable to Nuveen Investments	$(5,559)	$(3,397)	$(41,189)	$33,744

See accompanying notes to consolidated financial statements.

NUVEEN INVESTMENTS, INC. & SUBSIDIARIES
Consolidated Statement of Changes in Equity
Unaudited
(in thousands)

				Accumulated
	Additional	Retained	Appropriated	Other
	Paid-In	Earnings/	Retained Earnings	Comprehensive	Noncontrolling
	Capital	(Deficit)	VIE’s	Income/(Loss)	Interests	Total
Balance at December 31, 2009	$2,855,934	(1,920,815)	—	9,798	24,143	$969,060
Change in accounting principle, net of tax	—	(1,004)	101,594	(2,550)	—	98,040
Net income/(loss)	—	(41,189)	25,189	—	1,684	(14,316)
Cash dividends paid	—	(448)	—	—	—	(448)
Amortization of deferred and restricted class A units	2,382	—	—	—	—	2,382
Payout of deferred A units and deferred and restricted A units	(707)	—	—	—	—	(707)
Conversion of right to receive class A units into class A units	(7)	—	—	—	—	(7)
Vested value of class B units	15,119	—	—	—	—	15,119
Amortization of equity interests	—	—		—	955	955
Other comprehensive income/(loss)	—	—	—	(384)	—	(384)
Purchase of and other changes to noncontrolling interests	(8,519)	—	—	—	(14,639)	(23,158)

Balance at September 30, 2010	$2,864,202	(1,963,456)	126,783	6,864	12,143	$1,046,536

Nine Months
Ending
Comprehensive Income/(Loss) (in 000s):	September 30, 2010
Net income/(loss)	$(14,316)
Other comprehensive income/(loss):
Unrealized gains/(losses) on available-for-sale securities, net of tax	5,809
Reclassification adjustments for realized (gains)/losses	(6,422)
Funded status of retirement plans, net of tax	234
Foreign currency translation adjustment	(5)

Subtotal: other comprehensive income/(loss)	(384)

Comprehensive income/(loss)	(14,700)

Less: net income/(loss) attributable to noncontrolling interests	26,873

Comprehensive loss attributable to Nuveen Investments	$(41,573)

See accompanying notes to consolidated financial statements.

NUVEEN INVESTMENTS, INC. & SUBSIDIARIES
Consolidated Statements of Cash Flows
Unaudited
(in thousands)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income/(loss)	$(14,316)	$34,842
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Net (income)/loss attributable to noncontrolling interests	(26,873)	(1,098)
Net (income)/loss attributable to other consolidated variable interest entities	(13,718)	(113,191)
Deferred income taxes	(27,153)	(33,984)
Depreciation of office property, equipment and leaseholds	12,453	11,212
Loss on sale of fixed assets	44	1,771
Realized (gains)/losses from investments, net of dividends, interest and fees	(10,989)	(2,651)
Unrealized (gains)/losses on derivatives	(11,379)	(142)
Amortization of intangible assets	52,635	52,722
Amortization of debt related items, net	14,334	8,665
Compensation expense for equity plans	18,457	25,432
Compensation expense for mutual fund incentive program	26,298	12,343
Net loss/(gain) on early retirement of Senior Unsecured Notes- 5% of 2010	408	(4,291)
Loss due to acceleration of deferred debt items from first lien paydown	—	3,697
Net (increase) decrease in assets:
Management and distribution fees receivable	(3,890)	16,139
Other receivables	849	(9,855)
Current taxes receivable	(18)	7,698
Other assets	6,880	(418)
Net increase (decrease) in liabilities:
Accrued compensation and other expenses	6,268	(51,214)
Accounts payable	(96)	2,445
Other liabilities	235	(10,784)
Other	(810)	(483)

Net cash provided by/(used in) operating activities	29,619	(51,145)

Cash flows from financing activities:
Proceeds from loans and notes payable, net of discount	—	451,500
Debt issuance costs	—	(29,890)
Repayment of notes payable	(199,053)	(215,619)
Net change in restricted cash: escrow for Senior Notes due 2010	201,745	(222,745)
Purchase of noncontrolling interests	(17,872)	(18,132)
Payment of income allocation to noncontrolling interests	(1,532)	(2,053)
Undistributed income allocation for noncontrolling interests	1,680	1,098
Dividends paid	(448)	(95)
Payout of deferred A units and deferred & restricted A units	(707)	(280)
Other	(4)	—

Net cash used in financing activities	(16,191)	(36,216)

Cash flows from investing activities:
Winslow acquisition	—	(97)
HydePark acquisition	(2,594)	(2,692)
Purchase of office property and equipment	(9,757)	(7,984)
Proceeds from sales of investment securities	7,849	27,101
Purchases of investment securities	(10,771)	(19,662)
Purchase of securities for mutual fund incentive program	(2,000)	(52,000)
Net change in consolidated funds	(68,387)	767
Other	24	1

Net cash used in investing activities	(85,636)	(54,566)

Effect of exchange rates on cash and cash equivalents	(5)	4

Decrease in cash and cash equivalents	(72,213)	(141,923)

Cash and cash equivalents:
Beginning of year	310,419	467,136
Cash of variable interest entities consolidated on January 1, 2010	541,317	—

End of period	$779,523	$325,213

Supplemental Information:
Taxes paid	$181	$221
Interest paid, excluding variable interest entities	$246,738	$188,124
See accompanying notes to consolidated financial statements.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Unaudited)
September 30, 2010
Note 1 Basis of Presentation
The unaudited consolidated financial statements presented herein include the accounts of Nuveen Investments, Inc. (the “Company” or “Nuveen”), its majority-owned subsidiaries, and certain funds which the Company is required to consolidate (further described below), and have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). The Financial Accounting Standards Board (the “FASB”) Accounting Standards CodificationTM (the “Codification” or “ASC”) is the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities.
The unaudited consolidated financial statements presented herein should be read in conjunction with the Company’s 2009 audited consolidated financial statements and related notes included in Form 10-K.
These financial statements rely, in part, on estimates. Actual results could differ from these estimates. In the opinion of management, all necessary adjustments (consisting of normal, recurring accruals) have been reflected for a fair presentation of the results of operations, financial position and cash flows in the accompanying unaudited consolidated financial statements. The results for the period are not necessarily indicative of the results to be expected for the entire year.
Revisions to Previously Filed Consolidated Financial Statements
Certain of the Company’s previous consolidated financial statements have been revised. To assess the materiality with respect to these revisions, the Company applied the concepts set forth in Staff Accounting Bulletin 99, “Materiality,” and determined that the revision made to both the annual and the interim 2009 consolidated financial statements was immaterial. Accordingly, the accompanying consolidated financial statements have been revised to reflect the revision described below, which did not impact total equity, net income/(loss), cash flow or compliance with debt covenants.
Presentation of Net Income Attributable to Noncontrolling Interests
Symphony CLO V, Ltd. (“Symphony CLO V”) is a Cayman Islands exempted company incorporated with limited liability on February 27, 2007, which commenced operations on December 13, 2007. Although the Company does not directly hold any ownership interest in Symphony CLO V, because a related party is considered the primary beneficiary of Symphony CLO V, the Company has been treating variable interests in Symphony CLO V as its own and has been consolidating this fund into its financial statements. As the Company has no ownership interest in this CLO investment vehicle, in previous consolidated financial statements, all gains and losses from Symphony CLO V were recorded in the Company’s financial statements as attributable to other investors through net income/(loss) attributable to non-controlling interests.
In connection with the Company’s implementation of ASC 810 for Variable Interest Entities (“VIEs”), the Company determined that the income attributable to Symphony CLO V should not be presented in current and historical financial statements as attributable to non-controlling interests.

The effects of the corrections are presented in the following table:

	Three Months Ended
	September 30, 2009
	As Previously	As
(in thousands)	Reported	Corrected
Net income/(loss)	$(3,011)	$(3,011)
Net income/(loss) attributable to non-controlling interests	30,369	386
Net income/(loss) attributable to Nuveen	(33,380)	(3,397)

	Nine Months Ended
	September 30, 2009
	As Previously	As
(in thousands)	Reported	Corrected
Net income/(loss)	$34,842	$34,842
Net income/(loss) attributable to non-controlling interests	114,289	1,098
Net income/(loss) attributable to Nuveen	(79,447)	33,744

	December 31, 2009
	As Previously	As
(in thousands)	Reported	Corrected
Total equity	$969,060	$969,060
Retained earnings	(1,897,611)	(1,920,815)
Non-controlling interests	939	24,143
Certain Entities Required to be Consolidated
Variable Interest Entities
Effective January 1, 2010, the Company adopted the provisions of a new accounting standard for VIEs, ASC 810. (Refer to “Recent Updates to Authoritative Accounting Literature – Consolidation of VIEs”, below, for additional information). As a result of adopting this new standard, the Company’s September 30, 2010 unaudited consolidated balance sheet includes nine newly consolidated VIEs, which are not included in the Company’s December 31, 2009 consolidated balance sheet, as the Company adopted the provisions of ASC 810 for VIEs, which was effective January 1, 2010, prospectively. In addition, the Company’s unaudited consolidated statement of income for the nine months ended September 30, 2010 includes the results of these nine newly consolidated VIEs. As the Company did not consolidate these nine VIEs into its financial results until 2010, the Company’s statement of income for the nine months ended September 30, 2009 does not include these nine VIEs.
As the Company has elected to fair value the assets and liabilities for all of these nine variable interest entities, any net income/(loss) from these nine variable interest entities is reflected in “Net income/(loss) attributable to noncontrolling interests” on the Company’s consolidated statement of income for the nine months ended September 30, 2010. In addition, the equity for these nine entities is reflected as “Appropriated retained earnings of consolidated variable interest entities” on the Company’s September 30, 2010 consolidated balance sheet.
Symphony CLO V
The Company has been consolidating the results of Symphony CLO V into its consolidated financial statements since November 13, 2007. The Company has performed an analysis of Symphony CLO V under the updated provisions of ASC

810 for VIEs and has determined that it is still required to consolidate Symphony CLO V into its financial statements. As the Company did not elect to fair value all assets and liabilities for Symphony CLO V, any net income/(loss) from Symphony CLO V is included in “Net income/(loss) attributable to Nuveen Investments,” as discussed in “Revisions to Previously Filed Consolidated Financial Statements – Presentation of Net Income Attributable to Noncontrolling Interests,” above.
New Funds
The Company is also required to consolidate into its financial results those funds (recently created product portfolios) in which the Company is either the sole investor or in which the Company holds a majority investment position. At September 30, 2010 and December 31, 2009, there is only one such recently created product portfolio which is consolidated in the Company’s financial statements. The Company began consolidating the results of this one fund starting July 1, 2009.
Other
Certain prior year balances have been reclassified to conform to the current year presentation. These reclassifications include the separate presentation of “Cash and cash equivalents – consolidated variable interest entities,” “Other receivables – consolidated variable interest entities,” “Investments – consolidated variable interest entities,” “Other Assets – consolidated variable interest entities,” “Accrued compensation and other expenses – consolidated variable interest entities,” “Other short-term liabilities – consolidated variable interest entities,” and “Debt- consolidated variable interest entities” on the Company’s accompanying consolidated balance sheets. On the Company’s accompanying consolidated statements of income, these reclassifications include the separate presentation of “Net interest income/(expense) – consolidated variable interest entities,” and “Other income/(expense) – consolidated variable interest entities”.
Recent Updates to Authoritative Accounting Literature
Consolidation of Variable Interest Entities
In June 2009, the FASB updated the accounting standards related to the consolidation of VIEs (ASC 810 – Consolidation). The standard amends the guidance on the determination of a primary beneficiary of a VIE from a quantitative model to a qualitative model and requires additional disclosures about an enterprise’s involvement in VIEs. Under the new qualitative model, the primary beneficiary must have both the power to direct the activities of the VIE and the obligation to absorb losses or the right to receive gains that could potentially be significant to the VIE.
In February 2010, the FASB amended this guidance to defer application of the consolidation requirements for asset managers, allowing asset managers to continue applying existing rules for money market funds and other funds that prepare financial statements in accordance with the AICPA Investment Company Guide (or funds having similar attributes).
For the Company, the new accounting guidance for VIEs was effective on January 1, 2010, and is being applied prospectively.
Symphony Asset Management, LLC (“Symphony”), one of the Company’s subsidiaries, acts as a collateral manager for several collateralized loan and debt obligations (“CLOs” and “CDOs”). Under U.S. GAAP, these CLOs and CDOs are considered VIEs. Under the updated accounting standards related to the consolidation of VIEs, the Company has determined that it is required to consolidate these CLOs and CDOs.
As the Company did not elect to apply the provisions of ASC 810 for VIEs retrospectively, the Company’s financial statements as of September 30, 2010 and for the nine months ended September 30, 2010 include nine newly consolidated variable interest entities which are not included in the Company’s consolidated balance sheet as of December 31, 2009, nor in the Company’s consolidated statement of income for the nine months ended September 30, 2009. For the nine months ended September 30, 2010, the change in cash and cash equivalents for the nine newly consolidated variable interest entities is included in “Net change in consolidated funds” in the “Cash Flows from Investing Activities” section of the Company’s consolidated statement of cash flows. Cash and cash equivalents as of January 1, 2010 for the nine newly consolidated variable interest entities is reflected as a separate line item in the reconciliation of cash and cash equivalents from the beginning of the year to September 30, 2010. The change in cash and cash equivalents for Symphony CLO V is included in “Net change in consolidated funds” in the “Cash Flows from Investing Activities” section of the Company’s consolidated statements of cash flows for both the nine months ended September 30, 2010 as well as the nine months ended September 30, 2009.

Upon adoption of this new accounting guidance, the Company recorded a transition adjustment for the impact upon adoption to reflect the difference between the assets and liabilities of the newly consolidated entities and the amounts recorded for the Company’s interests in these entities prior to adoption. On January 1, 2010, the Company recorded a net cumulative effect adjustment of ($1.0 million) to retained earnings and $101.6 million to appropriated retained earnings of consolidated variable interest entities related to the adoption of this new accounting guidance. In addition, the Company recorded a $3.9 billion increase to assets and a $3.8 billion increase to liabilities upon adoption of this new accounting guidance. Refer to Note 2, “Consolidated Variable Interest Entities,” for additional information related to the application of the amended VIE consolidation model, including the basis of assets and liabilities for newly consolidated entities, as well the required disclosures. Also, refer to “Certain Entities Required to be Consolidated – Symphony CLO V,” above, for the impact to the Company’s consolidated financial statements from the adoption of this new accounting guidance for VIEs to Symphony CLO V.
Fair Value
Another recent update to authoritative accounting literature, Accounting Standards Update (“ASU”) “Fair Value Measurements and Disclosures (Topic 820) – Improving Disclosures about Fair Value Measurements” (“ASU 820”) was issued by the FASB in January 2010 and which amends ASC 820-10. This ASU requires new disclosures: (i) of significant transfers in and out of Levels 1 and 2 with reasons for the transfers; and (ii) activity in Level 3 fair value measurements, includes purchases, sales, issuances, and settlements on a gross basis. In addition, the reporting entity should provide fair value measurement disclosures for each class of assets and liabilities, and disclosures about inputs and valuation techniques used to measure fair value of both recurring and nonrecurring fair value measurements. This ASU includes conforming amendments to the guidance on employers’ disclosures about postretirement benefit plan assets (ASC 715-20). These amendments change the terminology from major categories of assets to classes of assets and provide a cross reference to ASC 820-10 on how to determine appropriate class to present fair value disclosures. This ASU is effective for interim and annual periods beginning after December 15, 2009, except disclosures about purchases, sales, issuances and settlements in the roll forward of Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010 and interim periods within those years. This ASU requires additional disclosures which will not have an impact on the Company’s results of operations or assets.
Note 2 Consolidated Variable Interest Entities
Symphony, one of the Company’s subsidiaries, acts as collateral manager of CLOs and CDOs. Symphony has the most power to direct the activities of the CLOs and CDOs that most significantly impact the CLOs’ and CDOs’ economic performance.
Under the updated accounting standards for consolidation of VIEs, the Company is considered to be the primary beneficiary of the CLOs and CDOs where Symphony is the collateral manager. The Company is required to consolidate these CLOs and CDOs into its financial results. The Company has elected to apply the updated accounting standards for consolidation of VIEs prospectively. As a result, the Company’s financial statements as of and for the nine months ended September 30, 2010 include nine newly consolidated VIEs which are not included in the Company’s consolidated balance sheet as of December 31, 2009, nor in the Company’s consolidated statement of income for the nine months ended September 30, 2009. See also Note 13, “Subsequent Events,” for CLO / CDO activity after September 30, 2010.
The CLOs and CDOs are Special Purpose Vehicles (“SPV”) collateralized by a pool of assets, primarily syndicated loans and may have limited exposure in high-yield bonds. Multiple tranches of securities are issued by a CLO and/or a CDO, offering investors various credit risk characteristics. The notes issued by the CLOs and CDOs are non-recourse to the Company. The CLOs’ and CDOs’ note holders have recourse only to the assets of the CLO and CDO. The assets that collateralize these notes and are held in these SPVs cannot be used by the Company. Scheduled and unscheduled (for subordinated notes) interest payments are based on the performance of the CLO’s and CDO’s collateral pool. The Company generally earns management fees from the CLOs and CDOs based on the underlying assets and, in certain instances, may also receive performance-based fees. In the normal course of business, the Company has invested in certain CLOs and CDOs, generally taking an insignificant portion of the unrated, subordinated debt.
The following tables reflect the impact of consolidated VIEs on the Company’s consolidated balance sheet as of September 30, 2010 and the consolidated statement of income for the nine months ended September 30, 2010 (in 000s):

		Consolidated
	Before	Variable Interest
	Consolidation	Entities	Eliminations	Total
Total assets	$5,965,148	4,004,886	(4,213)	$9,965,821

Total liabilities	5,035,909	3,887,589	(4,213)	8,919,285
Total Nuveen Investments equity	917,096	117,297	-	1,034,393

Noncontrolling interests	12,143	-	-	12,143
Total liabilities and equity	5,965,148	4,004,886	(4,213)	9,965,821

Total operating revenues	$548,418	-	-	$548,418
Total operating (expenses)	(414,220)	-	-	(414,220)
Other income/(expense)	21,171	-	-	21,171
Other income/(expense) - VIEs	-	(34,112)	-	(34,112)
Net interest income/(expense)	(235,609)	-	-	(235,609)
Net interest income/(expense) - VIEs	-	73,019	-	73,019

Pre-tax income/(loss)	(80,240)	38,907	-	(41,333)
Income tax expense/(benefit)	(27,017)	-	-	(27,017)
Net income/(loss)	(53,223)	38,907	-	(14,316)
Net income/(loss) attributable to noncontrolling interests	1,684	25,189	-	26,873
Net income/(loss) attributable to Nuveen Investments	$(54,907)	13,718	-	$(41,189)
The Company has elected the fair value option with the consolidation standards issued June 2009 for the financial assets and liabilities of the CLOs and CDOs consolidated on January 1, 2010. Management believes that the use of the fair value option eliminates certain timing differences and better matches the changes in fair value of assets and liabilities related to the CLOs and CDOs. The fair value option had not been elected for the historically consolidated Symphony CLO V, and therefore the debt of this entity remains at original basis (par).
The following table presents the balances of investments and debt held by consolidated investment entities at September 30, 2010 and December 31, 2009 measured at fair value (in 000s):

	September 30, 2010
	Level 1	Level 2	Level 3	Total
Assets
Investments (all consolidated VIEs)
Corporate debt securities	-	$93,966	-	$93,966
Common stocks	-	11,199	412	11,611
Other structured investments	-	-	32,212	32,212
Syndicated loans	-	3,315,155	-	3,315,155
Total investments	-	$3,420,320	$32,624	$3,452,944

Liabilities
Debt (all consolidated VIEs except CLO V)	-	-	$3,256,355	$3,256,355

	December 31, 2009
	Level 1	Level 2	Level 3	Total
Assets
Investments
Corporate debt securities	-	$7,757	-	$7,757
Common stocks	-	-	-	-
Other structured investments	-	9,445	-	9,445
Syndicated loans	-	352,381	-	352,381
Total investments	-	$369,583	-	$369,583

The following table provides a summary of changes in Level 3 assets and liabilities measured at fair value as of September 30, 2010:

	Assets			Liabilities
		Other
	Common	Structured	Syndicated
	Stock	Investments	Loans	Debt
Balance, January 1	$-	$-	$-	$-
Cumulative effect of accounting change	823	34,604	180	(3,176,944)
Total gains/(losses) included in net income	363	(2,392)	-	(77,411)
Purchases, sales, issuances and settlements, net	(673)	-	(180)	(2,000)
Transfers out of Level 3	(101)	-	-	-
Balance, September 30	$412	$32,212	$-	$(3,256,355)

For the consolidated CLOs and CDOs, the carrying value of receivables, other assets and other liabilities approximates fair value, as the nature of these assets and liabilities have historically been short term and the receivables have been collectible. The fair value of these assets and liabilities is classified as Level 1. The fair value of syndicated loans is obtained from nationally recognized pricing services and is classified as Level 2 and 3. The fair value of the CLOs’ and CDOs’ debt is valued using a discounted cash flow methodology. Inputs used to determine the expected cash flows include assumptions about default rates, interest rates, prepayments, and recovery rates of the CLOs’ and CDOs’ underlying assets. Given the significance of the unobservable inputs into this fair value measurement, the CLO and CDO debt is classified as Level 3. Refer to Note 3, “Fair Value Measurements,” for a description of the Company’s determination of the fair value of investments.
The Company used a third-party provider to assist in the determination of the fair value of debt. The model used by the third party provider considered the assumptions participants in a hypothetical market would make to reflect an exit price. The model also assumed that the CLOs and CDOs would continue to maturity.

The following table presents the fair value and unpaid principal balance of assets and liabilities carried at fair value under the fair value option as of September 30, 2010:

(in millions)
Investments in syndicated loans, corporate debt and structured investments
Unpaid principal balance	$3,685
Excess estimated unpaid principal over fair value	244
Fair value	$3,441

Fair value of assets with accruals more than 90 days past due or with non-accrual status	39
Difference between fair value and unpaid principal of assets in the above category	30

(in millions)
Debt (excludes Symphony CLO V debt, which is not carried at fair value)
Unpaid principal balance	$3,560
Excess estimated unpaid principal over fair value	304
Fair value	$3,256

Interest income from loans, bonds and structured investments is recorded in net interest/(expense) – consolidated variable interest entities. Gains and losses related to changes in the fair value of investments, gains and losses on sales of investments, and other investment income/(expense) are recorded in other income/(expense) – consolidated variable interest entities. Interest expense on debt is recorded in net interest income/(expense) – consolidated variable interest entities and debt expense with gains and losses related to changes in the fair value of debt recorded in other income/(expense) – consolidated variable investment entities.
Total gains and losses recognized in net income for the nine months ended September 30, 2010 from fair value changes of financial assets and liabilities for which the fair value option was elected were $71.2 million in net gains comprised of $149.2 million in unrealized gains and $78.0 million in realized losses on the assets, and $93.2 million in unrealized losses on debt fair value valuation.
Debt of all consolidated investment entities and the stated interest rates as of September 30, 2010 were as follows (in millions):

		Weighted Average
	Carrying Value	Stated Interest Rate
Debt of consolidated variable interest entities due 2015 – 2021 (exclusive of revolver)	$3,137	1.52%
Floating rate revolving credit borrowings due 2015	347	0.87%
Floating rate revolving credit borrowings due 2019	135	0.65%
Floating rate revolving credit borrowings due 2020	40	0.59%
Total	$3,659

The debt of the consolidated variable interest entities have floating interest rates. The stated interest rate of the debt of consolidated variable interest entities is a weighted average rate based on the principal and stated interest rate according to the terms of each CLO and/or CDO structure, which range from 0.59% to 1.52%. These rates exclude the subordinated debt, which do not have stated interest rates. The carrying value of the debt of the consolidated variable interest entities represents the fair value of the aggregate debt as of September 30, 2010, except for CLO V which carries its debt at original basis. The fair value of the debt of all consolidated variable interest entities was $3.6 billion as of September 30, 2010.

As of September 30, 2010, future maturities (the par value) of the debt for all VIEs were as follows:

(in millions)
2011	-
2012	-
2013	-
2014	-
2015	$542
Thereafter	3,442
Total future maturities	$3,984

Note 3 Fair Value Measurements
FASB ASC 820-10 establishes a fair value hierarchy that prioritizes information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data (for example, the reporting entity’s own data). FASB ASC 820-10 requires that fair value measurements be separately disclosed by level within the fair value hierarchy in order to distinguish between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). Specifically:
•
Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•
Level 2 - inputs to the valuation methodology other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, through corroboration with observable market data (market-corroborated inputs).

•
Level 3 - inputs to the valuation methodology that are unobservable inputs for the asset or liability – that is, inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk) developed based on the best information available in the circumstances.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.
The Company did not elect to apply the fair value provisions to any qualifying non-financial assets and liabilities. As a result, the application of FASB ASC 820-10 to the Company’s non-financial assets did not have any impact on the Company’s consolidated results of operations or financial position.

The following table presents information about the Company’s fair value measurements at September 30, 2010 and December 31, 2009 (in 000s):

		Fair Value Measurements at September 30, 2010 Using
		Quoted Prices in	Significant Other	Significant
		Active Markets	Observable	Unobservable
	Total	for Identical	Inputs	Inputs
Description	September 30, 2010	Assets (Level 1)(a)	(Level 2)(a)	(Level 3)
Assets
Available-for-sale securities:
Equity Separately Managed Accounts (“SMAs”)	$37,981	$37,981	-	-
Fixed Income SMAs	1,813	-	1,813	-
Equity Funds	62,797	62,791	6	-
Fixed Income Funds	26,183	26,183	-	-
Auction Rate Preferred	9,880	-	-	9,880
Other	56	29	-	27
Total available-for-sale securities	$138,710	$126,984	$1,819	$9,907

Underlying investments from consolidated fund	11,777	-	11,777	-
Other investments	7,706	-	6,614	1,092
Total	$158,193	$126,984	$20,210	$10,999

Liabilities
Derivative financial instruments	$(51,553)	-	-	$(51,553)

(a) There were no significant transfers to or from Levels 1 and 2 during the period ended September 30, 2010.

		Fair Value Measurements at December 31, 2009 Using
		Quoted Prices in	Significant Other	Significant
		Active Markets	Observable	Unobservable
	Total	for Identical	Inputs	Inputs
Description	December 31, 2009	Assets (Level 1)	(Level 2)	(Level 3)
Assets
Available-for-sale securities:
Equity Separately Managed Accounts (“SMAs”)	$38,959	$38,959	-	-
Fixed Income SMAs	1,646	-	1,646	-
Symphony CLOs and CDOs	7,833	-	-	7,833
Equity Funds	77,650	76,877	773	-
Fixed Income Funds	30,684	30,684	-	-
Auction Rate Preferred	9,880	-	-	9,880
Other	57	29	-	28
Total available-for-sale securities	$166,709	$146,549	$2,419	$17,741

Underlying investments from consolidated fund	10,967	-	10,967	-
Other investments	6,433	-	6,332	101
Total	$184,109	$146,549	$19,718	$17,842

Liabilities
Derivative financial instruments	$(62,932)	-	-	$(62,932)

The following table presents a rollforward of fair value measurements considered to be Level 3 (in 000s):

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Available-for-		Derivative
	Sale	Other	Financial
	Securities	Investments	Instruments	Total
Beginning balance (as of June 30, 2010)	$9,907	$100	$(55,642)	$(45,635)
Total gains or losses (realized/unrealized)	-	(8)	4,089	4,081
Included in earnings	-	(8)	4,089	4,081
Included in other comprehensive income	-	-	-	-

Purchases	-	1,000	-	1,000
Sales	-	-	-	-

Transfers into Level 3	-	-	-	-
Transfers out of Level 3 due to consolidation of variable interest entities	-	-	-	-

Ending balance (as of September 30, 2010)	$9,907	$1,092	$(51,553)	$(40,554)

	Available-for-		Derivative
	Sale	Other	Financial
	Securities	Investments	Instruments	Total
Beginning balance (as of January 1, 2010)	$17,741	$101	$(62,932)	$(45,090)
Total gains or losses (realized/unrealized)	(4,047)	(9)	11,379	7,323
Included in earnings	-	24	11,379	11,403
Included in other comprehensive income	(4,047)	(33)	-	(4,080)

Purchases	-	1,000	-	1,000
Sales	-	-	-	-

Transfers into Level 3	-	-	-	-
Transfers out of Level 3 due to consolidation of variable interest entities	(3,787)	-	-	(3,787)

Ending balance (as of September 30, 2010)	$9,907	$1,092	$(51,553)	$(40,554)

For other investments, approximately $23 thousand of the $24 thousand in net gains for the nine month period ended September 30, 2010 presented in the table above as included in earnings are attributable to the change in unrealized gains or losses for assets which were still held at September 30, 2010. The remaining $1 thousand of net gains shown in the table above as included in earnings relates to realized gains on investments sold during the period.
For derivative financial instruments, all $11.4 million of net gains for the nine month period ended September 30, 2010 presented in the table above as included in earnings are attributable to the change in unrealized gains/losses for liabilities which were still held at September 30, 2010.

Fair Value Levels of Assets and Liabilities
Available-for-Sale Securities and Trading Securities
Approximately $127.0 million of the Company’s available-for-sale securities are classified as Level 1 financial instruments, as they are valued based on unadjusted quoted market prices. The majority of these investments are investments in the Company’s managed funds and certain product portfolios (seed investments). Approximately $1.8 million of the Company’s available-for-sale investments are considered to be Level 2 financial instruments, as they are valued based on observable inputs.
The Company also holds $12.4 million (at par value) in auction rate preferred stock (“ARPS”) of an unaffiliated issuer, for which the Company recorded a 20% unrealized loss due to liquidity issues related to the failed auctions for all ARPS, and which the Company carries at $9.9 million on its consolidated balance sheets at September 30, 2010 and December 31, 2009. As the auctions for ARPS began to fail on a widespread basis in early 2008, the Company considers these investments as Level 3 financial instruments, as there is currently no liquid market for these investments.
Realized gains and losses on the sale of investments are calculated based on the specific identification method and are recorded in “Other Income/(Expense)” on the consolidated statements of income. For the nine months ended September 30, 2010, proceeds from the sales of available-for-sale securities were $7.8 million. Gross realized gains included in earnings on those sales were $8.6 million and gross realized losses included in earnings on those sales were $1 thousand.
Underlying Investments from Consolidated Fund
The Company is required to consolidate a recently created product portfolio into its financial results. This recently created product portfolio relates to an investment in a limited partnership for which one of the Company’s subsidiaries is an advisor. As the Company is the only investor in this fund, the Company is required to consolidate it into its financial results. The Company considers this limited partnership investment to be a Level 3 investment due to its illiquid nature and lack of market inputs.
Other Investments
Included in the $7.7 million of Other Investments in the fair value measurements table above is approximately: $4.4 million of private investment funds included in the secular trust for the Company’s mutual incentive program (refer to Note 10, “Mutual Fund Incentive Program” for additional information); $2.1 million of general partner interests in certain limited partnerships for which one of the Company’s subsidiaries is the advisor; and $1.0 million in a private equity fund. In accordance with ASC 820, the fair value of these investments is based on their reported net asset values. The private investment funds and general partner interests are considered Level 2 financial instruments. The $1.0 million in the private equity fund is considered to be a Level 3 financial instrument.
Derivative Financial Instruments
As further discussed in Note 8, “Derivative Financial Instruments,” the Company uses derivative instruments to manage the economic impact of fluctuations in interest rates related to its long-term debt, and to mitigate the overall market risk for certain product portfolios.
Currently, the Company uses interest rate swaps to manage its interest rate risk related to its long-term debt. These are not designated in a formal hedge relationship under the provisions of Codification. The valuation of these derivative instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities.
The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves.
To comply with the provisions of FASB ASC 820, the Company incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Company has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees. At September 30, 2010 and December 31, 2009, these credit valuation adjustments approximate $4.0 million and $6.2 million, respectively.
Although the Company has determined that the majority of the inputs used to value its derivatives related to long-term debt fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with these derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. As the credit valuation adjustments at September 30, 2010 and December 31, 2009 are significant to the overall valuation of these derivative positions, the Company has determined that its valuations for derivatives related to its long-term debt in their entirety should be classified in Level 3 of the fair value hierarchy.
Counterparty risk, otherwise known as default risk, is the risk that an organization will fail to perform on its obligations when due, either because of temporary liquidity issues or longer-term systemic issues. Although the Company is subject to counterparty risk with respect to our derivative instruments related to long-term debt, as of September 30, 2010, all of the Company’s derivative instruments related to long-term debt are in a negative position – meaning that the fair value of these open derivatives represents a net liability owed by the Company to various counterparties. The Company does not have any collateral posted on deposit with any of its counterparties for any of the derivative instruments related to long-term debt. The Company attempts to minimize counterparty risk on derivative instruments related to long-term debt by entering into derivative contracts with major banks and financial institutions with which the Company already has established relationships.
Total Consolidated Investments – By Type
Of the approximately $158.2 million in total investments at September 30, 2010, approximately $11.8 million relates to an underlying investment in an investment fund that the Company is required to consolidate, $100.8 million relates to equity-based funds and accounts, $28.0 million relates to fixed-income funds or accounts, and $9.9 million relates to ARPS issued by unaffiliated third-parties. At December 31, 2009, of the approximately $184 million in total investments on the Company’s consolidated balance sheet, approximately $11 million relates to underlying investments in an investment company that the Company is required to consolidate, $117 million relates to equity-based funds and accounts, $32 million relates to fixed-income funds or accounts, $8 million relates to Symphony CLO investments, $10 million to ARPS issued by unaffiliated third-parties, and $6 million relates to private investment funds.
Unrealized Gains and Losses
The cost, gross unrealized holding gains, gross unrealized holding losses, and fair value of available-for-sale securities by major security type at September 30, 2010 and December 31, 2009, are as follows:

		Gross	Gross
		Unrealized	Unrealized
(in 000s)	Cost	Holding Gains	Holding Losses	Fair Value
At September 30, 2010
Equity Separately Managed Accounts (“SMAs”)	$31,858	$6,123	$-	$37,981
Fixed Income SMAs	1,590	223	-	1,813
Equity Funds	48,638	14,159	-	62,797
Fixed Income Funds	23,686	2,501	(4)	26,183
Auction Rate Preferred Stock	12,350	-	(2,470)	9,880
Other	56	-	-	56

	$118,178	$23,006	$(2,474)	$138,710

		Gross	Gross
		Unrealized	Unrealized
(in 000s)	Cost	Holding Gains	Holding Losses	Fair Value
At December 31, 2009
Equity Separately Managed Accounts (“SMAs”)	$32,280	$6,776	$(97)	$38,959
Fixed Income SMAs	1,488	158	-	1,646
Equity Funds	63,127	14,523	-	77,650
Symphony Collateralized Loan/Debt Obligations	3,786	4,858	(810)	7,834
Fixed Income Funds	28,405	2,293	(16)	30,682
Auction Rate Preferred Stock	12,350	-	(2,470)	9,880
Other	58	-	-	58

	$141,494	$28,608	$(3,393)	$166,709

The following table presents information about the Company’s investments with unrealized losses at September 30, 2010 and December 31, 2009 (in 000s):

	Less than 12 months		12 months or longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
At September 30, 2010
Fixed Income Funds	$18	$(4)	-	-	$18	$(4)
Equity Funds	-	-	-	-	-	-
Equity SMAs	-	-	-	-	-	-
Auction Rate Preferred Stock	9,880	(2,470)	-	-	9,880	(2,470)

At December 31, 2009
Fixed Income Funds	$107	$(16)	$-	$-	$107	$(16)
Symphony Collateralized Loan/Debt Obligations	-	-	1,140	(810)	1,140	(810)
Equity SMAs	4,568	(97)	-	-	4,568	(97)
Auction Rate Preferred Stock	9,880	(2,470)	-	-	9,880	(2,470)
Fair Value of Financial Instruments
FASB ASC 825, “Financial Instruments,” requires the disclosure of the estimated fair value of financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.
In determining the fair value of its financial instruments, the Company uses a variety of methods and assumptions that are based on market conditions and risk existing at each balance sheet date. For the majority of financial instruments, including most derivatives, long-term investments and long-term debt, standard market conventions and techniques such as discounted cash flow analysis, option pricing models, replacement cost and termination cost are used to determine fair value. Dealer quotes are used for the remaining financial instruments. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.
Cash and cash equivalents, marketable securities, notes and other accounts receivable and investments are financial assets with carrying values that approximate fair value because of the short maturity of those instruments. Accounts payable and other accrued expenses are financial liabilities with carrying values that also approximate fair value because of the short maturity of those instruments. The fair value of long-term debt is based on market prices.
A comparison of the fair values and carrying amounts of these instruments is as presented below. See Note 2, “Consolidated Variable Interest Entities,” for fair value information related to consolidated variable interest entities.

	September 30, 2010		December 31, 2009
	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value
Assets:
Cash and cash equivalents	$286,259	$286,259	$290,085	$290,085
Restricted cash for debt retirement	-	-	201,745	201,745
Management and distribution fees receivable	113,714	113,714	109,824	109,824
Other receivables	17,683	17,683	18,532	18,532
Available-for-sale securities	138,710	138,710	166,709	166,709
Underlying securities in consolidated fund	11,777	11,777	10,967	10,967
Other investments	7,706	7,706	6,433	6,433

Liabilities:
Debt (short-term and long-term)	3,800,520	3,677,743	3,984,831	3,691,912
Accounts payable	16,713	16,713	16,809	16,809
Open derivatives (short-term and long-term)	51,553	51,553	62,932	62,932
Note 4 Income Taxes
The Company and its subsidiaries file a consolidated federal income tax return and provide for income taxes on a separate return basis. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are applicable to periods in which the differences are expected to affect taxable income. In order to fully realize deferred tax assets, the Company will need to generate future taxable income before the expiration of the deferred tax assets governed by the tax code.
Valuation allowances may be established, when necessary, to reduce deferred tax assets to amounts expected to be realized. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected taxable income, and tax planning strategies in making this assessment.
At September 30, 2010 and December 31, 2009, the Company had $17.9 million and $17.2 million, respectively, in valuation allowances related to state net operating loss carryforwards due to the uncertainty that certain deferred tax assets will be realized. At September 30, 2010 and December 31, 2009, total gross deferred tax assets (after tax valuation allowances) were $169.9 million and $191.9 million, respectively. In assessing the likelihood of realization of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. Based on projections for future taxable income and the reversal of future temporary timing differences over the periods for which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at September 30, 2010. The amount of the deferred tax asset considered realizable, however, could be reduced if estimates of future taxable income and the reversal of future temporary timing differences during the carryforward period are reduced.
Note 5 Net Capital Requirement
Nuveen Investments, LLC, the Company’s wholly-owned broker/dealer subsidiary, is subject to SEC Rule 15c3-1, the “Uniform Net Capital Rule,” which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, as these terms are defined in the Rule, shall not exceed 15 to 1. At September 30, 2010, Nuveen

Investments, LLC’s net capital ratio was 1.15 and its net capital was approximately $26.0 million, which was $24.0 million in excess of the required net capital of $2.0 million.
Note 6 Goodwill and Intangible Assets
The following table presents a reconciliation of activity in the balance of goodwill from December 31, 2009 to September 30, 2010 presented on the Company’s consolidated balance sheets (in thousands):

Balance at December 31, 2009	$2,239,351
HydePark contingent payment related to acquisition	2,594

Balance at September 30, 2010	$2,241,945

During the nine months ended September 30, 2010, the Company paid approximately $2.6 million of contingent consideration to the former owners of HydePark per the acquisition agreement. The $2.6 million is considered additional purchase price and has been recorded as goodwill.
At September 30, 2010 and December 31, 2009, the Company’s accumulated goodwill impairment losses total $1.1 billion.
The following table presents gross carrying amounts and accumulated amortization amounts for the intangible assets presented on the Company’s consolidated balance sheets at September 30, 2010 and December 31, 2009 (in thousands):

	At September 30, 2010		At December 31, 2009
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
Nuveen trade name	$184,900	$-	$184,900	$-
Nuveen investment contracts – closed-end funds	1,277,900	-	1,277,900	-
Nuveen investment contracts – mutual funds	768,900	-	768,900	-
Nuveen customer relationships – managed accounts	972,600	186,415	972,600	137,785
Winslow trade name	2,100	185	2,100	107
Winslow NYLIM customer relationship	22,800	3,098	22,800	1,782
Winslow other customer relationships	38,300	6,149	38,300	3,538

Total	$3,267,500	$195,847	$3,267,500	$143,212

At September 30, 2010 and December 31, 2009, the Company’s accumulated intangible asset impairment losses totaled $885.5 million.
Of the four Nuveen intangible assets presented above, only one is amortizable: Nuveen customer relationships – managed accounts, which has an estimated useful life of 15 years. The remaining Nuveen intangible assets presented above are indefinite-lived.
Management of the Company has determined that the estimated useful lives of the Winslow intangible assets are 20 years for the Winslow Capital trade name, 13 years for the Winslow Capital NYLIM customer relationship, and 11 years for all other Winslow Capital customer relationships.
The estimated aggregate amortization expense for the next five years for all intangible assets is approximately $17.6 million for the remaining three months of 2010, and annual amortization of $70.2 million for each of the years 2011 through 2014.

Note 7 Debt
At September 30, 2010 and December 31, 2009, debt (not including any debt related to consolidated VIEs) on the accompanying consolidated balance sheets was comprised of the following (in 000s):

	September 30,	December 31,
	2010	2009
Short-Term Obligations:
Senior Term Notes:
Senior term notes – 5% due 9/15/10	$-	$198,745
Net unamortized discount	-	(86)
Net unamortized debt issuance costs	-	(242)

Total Short-Term Term Notes	$-	$198,417

Long-Term Obligations:
Senior Secured Credit Agreement-
Revolving Credit Facility due 11/13/13	$250,000	$250,000
Term Loan Facility due 11/13/14	2,087,197	2,087,197
Net unamortized discount	(13,796)	(15,865)
Net unamortized debt issuance costs	(17,735)	(20,392)

Second-Lien Term Loan-
Second Lien Debt 12.5% due 7/31/15	450,000	450,000
Net unamortized discount	(39,005)	(42,970)
Net unamortized debt issuance costs	(24,862)	(27,460)

Incremental Second Lien Debt due 7/31/15	50,000	50,000
Net unamortized discount	(3,024)	(3,338)
Net unamortized debt issuance costs	(939)	(1,041)

Senior Term Notes-
Senior term notes – 5.5% due 9/15/15	300,000	300,000
Net unamortized discount	(849)	(959)
Net unamortized debt issuance costs	(1,334)	(1,506)

Senior Unsecured 10.5% Notes due 11/15/15	785,000	785,000
Net unamortized debt issuance costs	(20,133)	(22,252)

Total Long-Term Debt	3,800,520	3,786,414

Total Debt	$3,800,520	$3,984,831

Senior Secured Credit Agreement
As a result of the acquisition of the Company in November 2007 by a group of private equity investors led by Madison Dearborn Partners, LLC (the “MDP Transactions”) (refer to Note 1, “Acquisition of the Company” in the Company’s 2009 annual audited financial statements filed on Form 10-K), the Company has a senior secured credit facility (the “Credit Facility”) consisting of a $2.3 billion term loan facility and a $250 million secured revolving credit facility. The Credit Facility contains customary financial covenants, including a financial covenant that requires the Company to maintain a maximum ratio of senior unsecured indebtedness to adjusted EBITDA (as such terms are defined in the Credit Facility); limitations on the incurrence of additional debt; and other limitations.
At September 30, 2010 and December 31, 2009, the Company had $2.1 billion outstanding under the term loan facility (the “first-lien term loan”). The borrowings under the term loan facility were used as part of the financing to consummate the MDP Transactions. At September 30, 2010 and December 31, 2009, the Company had $250 million outstanding under the revolving credit facility. All borrowings under the Credit Facility bear interest at a rate per annum equal to three-month LIBOR plus 3.0%.

In addition to paying interest on outstanding principal under the Credit Facility, the Company is required to pay a commitment fee to the lenders in respect of the unutilized loan commitments at a rate of 0.3750% per annum.
All obligations under the Credit Facility are guaranteed by Windy City Investments Inc. (the “Parent”) and each of the Company’s present and future, direct and indirect, wholly-owned material domestic subsidiaries (excluding subsidiaries that are broker dealers). The obligations under the Credit Facility and these guarantees are secured, subject to permitted liens and other specified exceptions, (1) on a first-lien basis, by all the capital stock of Nuveen Investments and certain of its subsidiaries (excluding significant subsidiaries and limited, in the case of foreign subsidiaries, to 100% of the non-voting capital stock and 65% of the voting capital stock of the first tier foreign subsidiaries) directly held by Nuveen Investments or any guarantor and (2) on a first lien basis by substantially all present and future assets of Nuveen Investments and each guarantor, except that the Additional Term Loans (as defined below) are secured by the same capital stock and other assets on a second lien basis. Refer to Note 12, “Financial Information Related to Guarantor Subsidiaries.”
The term loan facility matures on November 13, 2014 and the revolving credit facility matures on November 13, 2013.
The Company was required to make quarterly payments under the term loan facility in the amount of approximately $5.8 million. The Company used a portion of the proceeds of the Additional Term Loans (as defined below) to prepay these quarterly payments. All or any portion of the loans outstanding under the Credit Facility may be prepaid at par, except that the Additional Term Loans may only be voluntarily prepaid with specified premiums or fees prior to July 31, 2014.
At September 30, 2010 and December 31, 2009, the fair value of the first-lien term loan was approximately $1.9 billion and $1.8 billion, respectively. At September 30, 2010 and December 31, 2009, the fair value of the $250 million revolving credit facility was approximately $211.3 million and $206.3 million, respectively.
Second-Lien Term Loan and Restricted Cash
On July 28, 2009, Nuveen Investments, Inc. entered into an amendment (the “First Amendment”) to the Credit Facility, pursuant to which the Company obtained a new $500 million second-lien term facility and borrowed $450 million of loans thereunder (the “Additional Term Loans”). The Additional Term Loans bear interest at rate of 12.50% per annum and will mature on July 31, 2015.
During August 2009, the Company elected to borrow an additional $50 million of Additional Term Loans under this second-lien term loan facility.
The Additional Term Loans are guaranteed by the same subsidiaries of the Company that guarantee the first-lien, senior secured Credit Facility. The Additional Term Loans and the guarantees thereof are secured by the same collateral of the Company and the subsidiary guarantors that secure the Company’s obligations under the existing first-lien, senior secured Credit Facility on a second-lien basis, and are therefore junior to the security interests of the lenders under the Credit Facility.
The Company escrowed part of the proceeds from the Additional Term Loans to retire the Company’s 5% senior unsecured notes due September 15, 2010 (discussed below in “Senior Term Notes”). At the time of the Additional Term Loans, the Company escrowed approximately $222.7 million for the then-remaining 5% senior unsecured notes due 2010. During the remainder of 2009 and also during the nine months ended September 30, 2010 prior to the date due, the Company repurchased / early retired a portion of the remaining 5% senior unsecured notes due September 15, 2010. Funds were released from the escrow to make those repurchases. On September 14, 2010, the remaining 5% senior unsecured notes due were repaid in full. At September 30, 2010, there were no remaining amounts in escrow. At December 31, 2009, the amount remaining in the escrow account was approximately $201.7 million. The money in the escrow account is reflected in “Restricted Cash for Debt Retirement” on the Company’s accompanying consolidated balance sheet as of December 31, 2009.
As described in the section above, the Company used the remaining net proceeds, approximately $198.9 million, from the Additional Loans to prepay quarterly payments that were required under the term loan facility.
At September 30, 2010 and December 31, 2009, the fair value of the $500 million Additional Term Loans was approximately $542.2 million and $523.1 million, respectively.

Senior Unsecured Notes
Also in connection with the MDP Transactions, the Company issued $785 million of 10.5% senior unsecured notes (“10.5% senior notes”). The 10.5% senior notes mature on November 15, 2015 and pay a coupon of 10.5% of par value semi-annually on May 15 and November 15 of each year, commencing on May 15, 2008. The Company received approximately $758.9 million in net proceeds after underwriting commissions and structuring fees. The net proceeds were used as part of the financing to consummate the Transactions.
At September 30, 2010 and December 31, 2009, the fair value of the $785 million 10.5% senior notes was approximately $798.8 million and $716.3 million, respectively.
Obligations under the notes are guaranteed by the Parent and each of our existing, subsequently acquired, and/or organized direct or indirect, domestic, restricted (as defined in the credit agreement) subsidiaries that guarantee the debt under the Credit Facility. Refer to Note 12, “Financial Information Related to Guarantor Subsidiaries.”
Senior Term Notes
On September 12, 2005, the Company issued $550 million of senior unsecured notes, comprised of $250 million of 5-year notes and $300 million of 10-year notes (“Predecessor senior term notes”). At September 30, 2010, only the $300 million of 10-year notes remain outstanding, as the $250 million of 5-year notes were repaid. At December 31, 2009, both the 5-year notes and the 10-year notes were outstanding. The Company received approximately $544 million in net proceeds after discounts and other debt issuance costs. The 5-year Predecessor senior term notes bore interest at an annual fixed rate of 5.0% payable semi-annually on March 15 and September 15. The 10-year Predecessor senior term notes bear interest at an annual fixed rate of 5.5% payable semi-annually also on March 15 and September 15. The net proceeds from the Predecessor senior term notes were used to refinance outstanding indebtedness. The costs related to the issuance of the Predecessor senior term notes were capitalized and amortized to expense over their term. At September 30, 2010, the fair value of the 10-year Predecessor senior term notes was approximately $243.5 million. At December 31, 2009, the fair value of the 5-year and 10-year Predecessor senior term notes was approximately $196.7 million and $214.4 million, respectively.
During the first nine months of 2010 and prior to the repayment in full on September 14, 2010 date due, the Company retired additional amounts of the 5% senior term notes due September 15, 2010. Approximately $83.5 million was paid for these early retirements. The Company recorded a net loss of $0.4 million, comprised of: a $0.3 million loss on the early retirement of debt, a $74 thousand loss for the acceleration of the amortization of debt issuance costs, and a $26 thousand loss for the acceleration of discounts. This loss is reflected in “Other Income/(Expense)” on our consolidated statement of income for the nine months ended September 30, 2010.
For the three and nine months ended September 30, 2009, the Company retired a portion of the 5-year Predecessor senior term notes due 2010. Of the $5.2 million in total cash paid, approximately $6.6 thousand was for accrued interest, with the remaining amount for principal representing $9.5 million in par on the 5% senior term notes due 2010. The Company also accelerated the recognition of the amortization of bond discount and debt issuance costs. The net gain recorded by the Company (gain on early retirement of debt net of accelerated amortization expense) was approximately $4.3 million and is reflected in “Other Income/(Expense)” on the Company’s consolidated statement of income for the three and nine months ended September 30, 2009.
Note 8 Derivative Financial Instruments
FASB Topic 815-10 deals with derivatives and requires recognition of all derivatives on the balance sheet at fair value. Derivatives that do not meet the criteria for hedge accounting must be adjusted to fair value through earnings. Changes in the fair value of derivatives that do meet the hedge accounting criteria under FASB Topic 815-10 are offset against the change in the fair value of the hedged assets or liabilities, with only any “ineffectiveness” (as defined) marked through earnings.
At September 30, 2010 and December 31, 2009, the Company did not hold any derivatives designated in a formal hedge relationship under the provisions of FASB Topic 815-10.

Derivative Transactions Related to Financing Part of the MDP Transactions
As further discussed in the Company’s 2009 Annual Report on Form 10-K, the Company entered into derivative transactions related to financing part of the MDP Transactions (the “New Debt Derivatives”).
At September 30, 2010 and December 31, 2009, the Company held eight interest rate swap derivative transactions that effectively convert a portion ($1.2 billion) of the Company’s $2.3 billion variable rate debt under the term loan facility into fixed-rate borrowings. At September 30, 2010, the FASB ASC 820-10 fair value of the New Debt Derivatives was a liability of $51.6 million and is reflected as $3.1 million of “Fair Value of Open Derivatives” under “Short-Term Obligations” and $48.5 million as “Fair Value of Open Derivatives” under “Long-Term Obligations” on the accompanying consolidated balance sheet as of September 30, 2010. At December 31, 2009, the FASB ASC 820-10 fair value of the New Debt Derivatives was a liability of $62.9 million and is reflected as $20.0 million of “Fair Value of Open Derivatives” under “Short-Term Obligations” and $43.0 million as “Fair Value of Open Derivatives” under “Long-Term Obligations” on the accompanying consolidated balance sheet as of December 31, 2009.
For the three and nine months ended September 30, 2010, the Company recorded $4.1 million and $11.4 million of net unrealized gains, respectively, related to the New Debt Derivatives. For the three and nine months ended September 30, 2009, the Company recorded $3.1 million in net unrealized gains and $0.1 million of net unrealized losses, respectively, related to the New Debt Derivatives. Unrealized gains and losses on the New Debt Derivatives are reflected in “Other Income/(Expense)” on the accompanying consolidated statements of income.
Also for the three and nine months ended September 30, 2010, the Company recorded $12.5 million and $38.8 million, respectively, of interest expense for both periodic swap payments made by the Company as well as realized gains/losses on the New Debt Derivatives. For the three and nine months ended September 30, 2009, the Company recorded $16.8 million and $32.8 million, respectively, of interest expense for both periodic swap payments made by the Company as well as realized gains/losses on the New Debt Derivatives. These amounts are reflected in “Net Interest Expense” on the accompanying consolidated statements of income.
Contingent Features. The New Debt Derivatives are “pari-passu” (have equal rights of payment or seniority) with the $2.3 billion of variable rate debt under the term loan facility. Furthermore, in the event that the Company were to have a technical default of its debt covenants for the term loan facility, an acceleration of any amounts due on the New Debt Derivatives would only occur if the lenders accelerate the debt under the term loan facility. The aggregate gross fair value (not including the fair value credit valuation adjustment required by FASB ASC 820-10) of the New Debt Derivatives at September 30, 2010 is $55.5 million. Although the Company does have master netting agreements in place with the various counterparties to the New Debt Derivatives, as of September 30, 2010, each of the Company’s New Debt Derivatives are in a liability position. If the credit-risk-related contingent features underlying the New Debt Derivatives agreements had been triggered on September 30, 2010, the Company would have been required to make payments totaling $55.5 million to the various counterparties for the New Debt Derivatives. The Company does not have any collateral posted for the New Debt Derivatives.

Note 9 Retirement Plans
The following table presents the components of the net periodic retirement plans’ benefit costs for the three and nine months ended September 30, 2010 and 2009, respectively (in 000s):

	Three Months		Three Months
	Ended September 30, 2010		Ended September 30, 2009
	Total	Post-	Total	Post-
	Pension	Retirement	Pension	Retirement
Service Cost	$409	$13	$367	$13

Interest Cost	618	101	629	114

Expected Return on Assets	(521)	—	(433)	—

Amortization of:
Unrecognized Prior Service Cost	(48)	24	(31)	24
Unrecognized (Gain)/Loss	205	(54)	114	(44)

Total	$663	$84	$646	$107

	Nine Months		Nine Months
	Ended September 30, 2010		Ended September 30, 2009
	Total	Post-	Total	Post-
	Pension	Retirement	Pension	Retirement
Service Cost	$1,226	$39	$1,101	$40

Interest Cost	1,853	303	1,886	342

Expected Return on Assets	(1,563)	—	(1,300)	—

Amortization of:
Unrecognized Prior Service Cost	(143)	72	(92)	72
Unrecognized (Gain)/Loss	617	(164)	342	(133)

Total	$1,990	$250	$1,937	$321

The weighted-average expected long-term rate of return on plan assets used to determine net benefit cost is 8.03%.
During 2010, the Company does not expect to make any contributions to its qualified pension plan, but expects to contribute approximately $2.8 million as the final funding required to make the final payments related to the terminated excess pension plan (see below), and $0.7 million (net of expected Medicare Part D reimbursements) for benefit payments to its post-retirement benefit plan. During the first nine months of 2010, the Company has not made any contributions or any payments related to its qualified or excess pension plans. During the first nine months of 2010, the Company has paid approximately $0.4 million in benefits related to the post-retirement plan.
Effective October 28, 2009, the excess pension plan was terminated and the actuarial equivalent of total benefits thereunder will be paid out in two tranches, commencing in 2009 and ending in 2010.
Note 10 Mutual Fund Incentive Program
During July 2009, the Company funded $52.2 million into a secular trust as part of a newly established multi-year “Mutual Fund Incentive Program” for certain employees. The secular trust acquired shares of Nuveen mutual funds and other investment products supporting the awards under this new incentive program. The awards are subject to vesting and certain other restrictions. The Company funded an additional $2.0 million for this program during 2010.
At June 30, 2010, approximately 50% of the program vested. During the three and nine months ended September 30, 2010, the Company paid $16.8 million and $30.4 million, respectively, to program participants.
At September 30, 2010, approximately $27.9 million representing the fair value of the remaining unvested investments for this program is included in “Investments” on the Company’s consolidated balance sheet. For accounting purposes, most of these investments are classified as “available-for-sale,” with any mark-to-market on these investments being recorded through accumulated other comprehensive income, a separate component of shareholders’ equity. A portion of the investments, $4.3 million as of September 30, 2010, is invested in private investment funds. The mark-to-market, and realized gains and losses on this portion of the investments, are recognized in “Other Income/(Expense)” on the accompanying consolidated statements of income. For the three and nine months ended September 30, 2010, the Company recorded approximately $131 thousand in net gains and $35 thousand in net losses (unrealized gains/losses for mark-to-market and realized gains/losses), respectively, for this hedge fund component. These losses are reflected in “Other Income/(Expense)” on the accompanying consolidated statements of income for the respective periods.
For the three and nine months ended September 30, 2010, the Company recorded approximately $5.9 million and $26.3 million, respectively, of compensation expense for this program, which is reflected in “Compensation and benefits” on the accompanying consolidated statements of income for these periods. For the three and nine months ended September 30, 2009, the Company recorded $12.3 million of compensation expense for this program.
At September 30, 2010, the Company has a liability of $20.6 million for this program included in “Accrued compensation and other expenses” on the accompanying consolidated balance sheet.
Note 11 Equity Incentive Plans
As discussed in the Company’s 2009 annual report on Form 10-K, equity opportunity programs were put in place during 2006 covering NWQ, Tradewinds and Symphony. These programs allow key individuals of these businesses to participate in the growth of their respective businesses over the subsequent six years. Classes of interests were established at each subsidiary (collectively referred to as “Interests”). Certain of these Interests vested or will vest on June 30 of 2007, 2008, 2009, 2010 and 2011.
The Interests entitle the holders to receive a distribution of the cash flow from their business to the extent such cash flow exceeds certain thresholds. The distribution thresholds increase from year to year and the distributions of the profits interests are also subject to a cap in each year. Beginning in 2008 and continuing through 2012, the Company has the right to acquire the Interests of the noncontrolling members.
Also discussed in the Company’s 2009 annual report on Form 10-K is an equity opportunity program put in place as part of the Santa Barbara acquisition. This equity opportunity allows key individuals to participate in Santa Barbara’s earnings growth over the subsequent six years (Class 2 Units, Class 5A Units, Class 5B Units, and Class 6 Units, collectively referred to as “Units”).
Under FASB ASC 810-10-65 on non-controlling interests (which became effective for the Company on January 1, 2009), any difference between the fair value of the consideration received or paid and the amount by which the noncontrolling interest is adjusted shall be recognized in equity attributable to the parent. Prior to FASB ASC 810-10-65, such amounts would have been recorded to goodwill.
During February 2010, the Company exercised its right to call various noncontrolling interests as it relates to both the equity opportunity programs put in place during 2006 covering NWQ, Tradewinds, and Symphony, as well as the equity opportunity program put in place as part of the Santa Barbara acquisition. Of the total $17.9 million paid, approximately $4.8 million was recorded as a reduction to additional paid-in capital.
See also Note 13, “Subsequent Events” for a description of a new equity incentive plan that became effective October 1, 2010.
Note 12 Financial Information Related to Guarantor Subsidiaries
As discussed in Note 7, “Debt,” obligations under the 10.5% senior notes due 2015 are guaranteed by the Parent and each of the Company’s present and future, direct and indirect, wholly-owned material domestic subsidiaries (excluding subsidiaries that are broker dealers).
The following tables present consolidating supplementary financial information for the issuer of the notes (Nuveen Investments, Inc.), the issuer’s domestic guarantor subsidiaries, and the non-guarantor subsidiaries together with eliminations as of and for the periods indicated. Separate complete financial statements of the respective guarantors would not provide additional material information that would be useful in assessing the financial composition of the guarantors.

The issuer’s Parent is also a guarantor of the notes. The Parent was a newly formed entity with no assets, liabilities or operations prior to the completion of the Transactions on November 13, 2007.
As discussed in Note 10, “Mutual Fund Incentive Program,” $46.6 million of investments underlying the mutual fund incentive program are included in the “Issuer of Notes — Nuveen Investments, Inc.” column of the consolidating balance sheet. Although these investments are presented within the “Issuer of Notes” column, these investments may not be pledged as collateral for the debt obligations under the 10.5% senior notes due 2015. The investments were purchased by a secular trust and the Company does not have access to these investments. The Company would only have access to these investments in the event that an employee receiving an award does not vest in their award.
Nuveen Investments, Inc. & Subsidiaries
CONSOLIDATING BALANCE SHEET
September 30, 2010
(in 000s)

						Consolidated
	Parent	Issuer of Notes				excluding
	Windy City	Nuveen	Guarantor	Non Guarantor	Intercompany	consolidated	Consolidated	Consolidated
	Investments, Inc.	Investments, Inc.	Subsidiaries	Subsidiaries	Eliminations	VIEs	VIEs	VIE Eliminations	Consolidated
Assets
Cash and cash equivalents	$20	210,750	20,591	54,918	(20)	286,259	493,264	—	779,523
Restricted cash for debt retirement	—	—	—	—		—	—	—	—
Management and distribution fees receivable	—	—	104,870	8,844		113,714	—	—	113,714
Other receivables	(20)	(1,339,629)	1,472,080	(114,768)	20	17,683	55,113	—	72,796
Furniture, equipment and leasehold improvements*	—	—	52,503	—		52,503	—	—	52,503
Investments	—	146,187	4,385	11,834		162,406	3,452,944	(4,213)	3,611,137
Investment in subsidiaries	917,097	1,631,057	878,907	(1,346)	(3,425,715)	—	—	—	—
Goodwill	—	2,166,302	70,357	5,286		2,241,945	—	—	2,241,945
Intangible assets*	—	3,017,885	53,768	—		3,071,653	—	—	3,071,653
Current taxes receivable		(157)	183	—		26	—		26
Other assets	—	—	11,441	7,518		18,959	3,565	—	22,524

	$917,097	5,832,395	2,669,085	(27,714)	(3,425,715)	5,965,148	4,004,886	(4,213)	$9,965,821

Liabilities and Equity
Short-Term Obligations:
Debt	$—	—	—	—	—	—	—	—	$—
Accounts payable	—	—	7,700	9,013	—	16,713	—	—	16,713
Accrued compensation and other expenses	—	54,514	87,038	3,440	—	144,992		—	144,992
Fair value of open derivatives	—	3,107	—	—	—	3,107	—	—	3,107
Other short-term liabilities	—	176	6,995	554	—	7,725	224,082	—	231,807

Total Short-Term Obligations	—	57,797	101,733	13,007	—	172,537	224,082	—	396,619

Long-Term Obligations:
Debt	—	3,800,520	—	—	—	3,800,520	3,663,508	(4,213)	7,459,815
Fair value of open derivatives	—	48,446	—	—	—	48,446	—	—	48,446
Deferred income tax liability, net	—	1,008,535	(20,804)	1,378	—	989,109	—	—	989,109
Other long-term liabilities	—	—	25,296	—	—	25,296	—	—	25,296

Total Long-Term Obligations	—	4,857,501	4,492	1,378	—	4,863,371	3,663,508	(4,213)	8,522,666

Total Liabilities	—	4,915,298	106,225	14,385	—	5,035,908	3,887,590	(4,213)	8,919,285

Equity:
Nuveen Investments shareholders’ equity	917,097	917,097	2,550,775	(42,157)	(3,425,715)	917,097	117,296	—	1,034,393
Noncontrolling interest	—	—	12,085	58		12,143		—	12,143

Total equity	917,097	917,097	2,562,860	(42,099)	(3,425,715)	929,240	117,296	—	1,046,536

	$917,097	5,832,395	2,669,085	(27,714)	(3,425,715)	5,965,148	4,004,886	(4,213)	$9,965,821

*	At cost, less accumulated depreciation and amortization

Nuveen Investments, Inc. & Subsidiaries
CONSOLIDATING STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2010
(in 000s)

						Consolidated
	Parent	Issuer of Notes				excluding
	Windy City	Nuveen	Guarantor	Non Guarantor	Intercompany	consolidated	Consolidated
	Investments, Inc.	Investments, Inc.	Subsidiaries	Subsidiaries	Eliminations	VIEs	VIEs	Consolidated
Operating revenues:
Investment advisory fees from assets under management	$—	—	541,830	3,551	—	545,381	—	$545,381
Product distribution	—	—	7	(191)	—	(184)	—	(184)
Performance fees/other revenue	—	—	1,289	41,583	(39,651)	3,221	—	3,221

Total operating revenues	—	—	543,126	44,943	(39,651)	548,418	—	548,418

Operating expense
Compensation and benefits	—	2,382	215,343	9,523	—	227,248	—	227,248
Severance	—	—	9,998	—	—	9,998	—	9,998
Advertising and promotional costs	—	—	11,677	405	—	12,082	—	12,082
Occupancy and equipment costs	—	—	25,238	223	—	25,461	—	25,461
Amortization of intangible assets	—	48,630	4,005	—	—	52,635	—	52,635
Travel and entertainment	—	213	6,962	986	—	8,161	—	8,161
Outside and professional services	—	39	36,682	1,484	—	38,205	—	38,205
Other operating expenses	—	559	33,375	46,147	(39,651)	40,430	—	40,430

Total operating expenses	—	51,823	343,280	58,768	(39,651)	414,220	—	414,220

Total other income/(expense)	—	21,686	(764)	249	—	21,171	(34,112)	(12,941)

Total net interest revenue/(expense)	—	(236,892)	718	565	—	(235,609)	73,019	(162,590)

Income/(loss) before taxes	—	(267,029)	199,800	(13,011)	—	(80,240)	38,907	(41,333)

Income tax expense/(benefit)	—	(92,542)	70,152	(4,627)	—	(27,017)	—	(27,017)

Net income/(loss)	—	(174,487)	129,648	(8,384)	—	(53,223)	38,907	(14,316)

Less: net/(income)/loss attributable to the noncontrolling	—	—	1,680	4	—	1,684	25,189	26,873

Net income/(loss) attributable to Nuveen Investments	$—	(174,487)	127,968	(8,388)	—	(54,907)	13,718	$(41,189)

Nuveen Investments, Inc. & Subsidiaries
CONSOLIDATING STATEMENTS OF CASH FLOW
For the Nine Months Ended September 30, 2010
(in 000s)

					Consolidated
	Parent	Issuer of Notes			excluding
	Windy City	Nuveen	Guarantor	Non Guarantor	consolidated	Consolidated
	Investments, Inc.	Investments, Inc.	Subsidiaries	Subsidiaries	VIEs	VIEs	Consolidated
Cash flows from operating activities:
Net income/(loss)	$—	(174,487)	129,648	(8,384)	(53,223)	38,907	$(14,316)
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Net (income)/loss attributable to noncontrolling interests	—	—	(1,680)	(4)	(1,684)	(25,189)	(26,873)
Net (income)/loss attributable to other consolidated variable interest entities	—	—	—	—	—	(13,718)	(13,718)
Deferred income taxes	—	(31,221)	6,628	(2,560)	(27,153)	—	(27,153)
Depreciation of office property, equipment, and leaseholds	—	—	12,453	—	12,453	—	12,453
Loss on sale of fixed assets		—	44	—	44	—	44
Realized (gains)/losses from available-for sale investments	—	(10,216)	(774)	1	(10,989)	—	(10,989)
Unrealized (gains)/losses on derivatives	—	(11,379)	—	—	(11,379)	—	(11,379)
Amortization of intangible assets	—	48,630	4,005	—	52,635	—	52,635
Amortization of debt related items, net	—	14,334	—	—	14,334	—	14,334
Compensation expense for equity plans	—	2,382	15,910	165	18,457	—	18,457
Compensation expense for mutual fund incentive program	—	—	26,298	—	26,298	—	26,298
Net loss / (gain) on early retirement of Senior Unsecured Notes-5% of 2010	—	408	—	—	408	—	408
Net change in working capital	20	152,926	156,298	12,790	9,438	—	9,418

Net cash provided by / (used in) operating activities	20	(8,623)	36,234	2,008	29,639	—	29,619

Cash flow from financing activities
Repayment of notes and loans payable		(199,053)	—	—	(199,053)	—	(199,053)
Net change in restricted cash: escrow for Senior Notes due 9/15/10	—	201,745	—	—	201,745	—	201,745
Purchase of noncontrolling interests	—	—	(17,872)	—	(17,872)	—	(17,872)
Payment of income allocation to noncontrolling interests	—	—	(1,532)	—	(1,532)	—	(1,532)
Undistributed income allocation for noncontrolling interests	—	—	1,680	—	1,680	—	1,680
Dividends paid	—	(448)	—	—	(448)	—	(448)
Payout of deferred A units and deferred and restricted A units	—	—	(707)	—	(707)	—	(707)
Other	—	—	(8)	4	(4)	—	(4)

Net cash provided by / (used in) financing activities	—	2,244	18,439	4	(16,191)	—	(16,191)

Cash flow from investing activities:
HydePark acquisition	—	—	(2,594)	—	(2,594)	—	(2,594)
Purchase of office property and equipment	—	—	(9,757)	—	(9,757)	—	(9,757)
Proceeds from sales of investment securities	—	7,849	—	—	7,849	—	7,849
Purchase of investment securities	—	(9,721)	(1,050)	—	(10,771)	—	(10,771)
Purchase of securities for mutual fund incentive program	—	(2,000)	—	—	(2,000)	—	(2,000)
Net change in consolidated funds	—	—	—	—	—	(68,387)	(68,387)
Other	—	—	24	—	24	—	24

Net cash provided by / (used in) investing activities	—	(3,872)	(13,377)	—	(17,249)	(68,386)	(85,636)

Effect of exchange rates on cash and cash equivalents	—	(5)	—	—	(5)	—	(5)

Increase/(decrease) in cash and cash equivalents	20	(10,256)	4,418	2,012	(3,806)	(68,387)	(72,213)
Cash and cash equivalents
Beginning of year	—	221,006	16,173	52,906	290,085	20,334	310,419
Cash of variable interest entities consolidated on January 1, 2010					—	541,317	541,317

End of period	$20	210,750	20,591	54,918	286,278	493,264	$779,523

Note 13 Subsequent Events
The Company has evaluated subsequent events under the provisions of FASB Topic 855-10 and has determined that, through November 12, 2010, the date that these September 30, 2010 quarterly financial statements have been furnished to the Securities and Exchange Commission, there were no events occurring subsequent to September 30, 2010 fitting the criteria of FASB Topic 855-10 that needed to be reflected on the Company’s statement of financial position as of September 30, 2010 or results of operations for the three and nine months ended September 30, 2010.
FAF Acquisition
On July 29, 2010, the Company announced it entered into an agreement with U.S. Bancorp to acquire U.S. Bancorp’s long-term asset business, FAF Advisors, in exchange for $80 million in cash and 9.5% of the outstanding Class A Units of Windy City Investments Holdings, LLC, the ultimate parent company of Nuveen Investments. FAF Advisors manages $27 billion of long-term assets and serves as the advisor of the First American Funds. FAF Advisors’ long-term asset business will be combined with Nuveen Asset Management. The transaction is expected to close at the end of this year, subject to customary conditions.
New Deferred Restricted A Unit Program
In October 2010, the Company implemented a new deferred restricted A Unit program similar to the deferred restricted A Unit program that currently exists (refer to Note 6, “Equity-Based Compensation” in the Company’s 2009 Form 10-K). Under the new deferred restricted A Unit program, participants are given the opportunity to share in up to 4.5% of the Company’s total equity value. These Units will vest over a five year period, commencing December 2010. Management of the Company has engaged external valuation specialists to assist in the valuation of this program.
CLOs / CDOs
During the fourth quarter of 2010, Symphony, one of the Company’s subsidiaries, which acts as collateral manager of the CLOs and CDOs that the Company currently consolidates, reported that Symphony Credit Partners II, Ltd. (“CP2”), one of the 10 consolidated VIEs discussed in Note 2, “Consolidated Variable Interest Entities,” was redeemed. As part of the redemption of CP2, approximately $326 million of CP2 assets were sold to another one of the 10 VIEs the Company currently consolidates, the Symphony Credit Opportunities Fund, Ltd. (“COF”). Class A, B, and C debt of CP2 was fully repaid. The remaining subordinated noteholders of CP2 will receive any remaining residual proceeds.
Also subsequent to September 30, 2010, the COF raised and issued an additional $85.7 million of subordinated notes.